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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
LIVEPERSON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

December 17, 2002

Dear LivePerson Stockholders:

        On behalf of the Board of Directors of LivePerson, Inc., I cordially invite you to attend a Special Meeting of Stockholders, which will be held on Thursday, January 23, 2003 at 3:00 p.m. (Eastern Standard time) at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019 (Tel: 212-581-1600).

        The purposes of this meeting are:

  •
  to consider and vote upon proposals to amend our Fourth Amended and Restated Certificate of Incorporation to effect, alternatively, one of three different reverse splits of the outstanding shares of our Common Stock (to be determined at the discretion of the Board); and

  •
  to act upon such other business as may properly come before the Special Meeting.

        You will find attached a Notice of Special Meeting of Stockholders and a Proxy Statement that contain more information about these proposals. Please give all of this information your careful attention. The Board of Directors recommends a vote FOR the proposals listed as Items 1(a), 1(b), and 1(c) in the Notice.

        You will also find enclosed a Proxy Card appointing proxies to vote your shares at the Special Meeting. If you do not plan to attend the Special Meeting in person, please sign, date and return your Proxy Card as soon as possible so that your shares can be represented and voted in accordance with your instructions. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Special Meeting.

        The Proxy Statement and the enclosed Proxy Card are first being mailed on or about December 19, 2002 to stockholders entitled to vote.

        We look forward to seeing you at the Special Meeting.

                      Sincerely,

                      Robert P. LoCascio
                       Chairman of the Board and
                      Chief Executive Officer

LIVEPERSON, INC.
462 Seventh Avenue, 21st Floor
New York, New York 10018

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD AT 3:00 P.M. JANUARY 23, 2003

TO THE STOCKHOLDERS OF LIVEPERSON, INC.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of LivePerson, Inc., a Delaware corporation (the "Company"), will be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019 on Thursday, January 23, 2003 at 3:00 p.m. (Eastern Standard time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

  (1)
  To consider and act upon separate, alternative proposed amendments to the Company's Fourth Amended and Restated Certificate of Incorporation which will:

    (a)
    effect a one-for-three reverse split of the Company's outstanding shares of Common Stock;

    (b)
    effect a one-for-five reverse split of the Company's outstanding shares of Common Stock; and

    (c)
    effect a one-for-seven reverse split of the Company's outstanding shares of Common Stock.

    The Company's Board of Directors would retain the discretion to select, from among any of the foregoing proposals approved by the stockholders, the ratio at which to implement a reverse split of the Company's outstanding shares of Common Stock, or not to effect a reverse split at all, at any time on or prior to May 30, 2003.

  (2)
  To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on December 16, 2002 will be entitled to notice of, and to vote at, the Special Meeting, and any adjournments or postponements thereof. The stock transfer books of the Company will remain open between the record date and the date of the Special Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting, and any adjournments or postponements thereof, will be available for inspection at the Special Meeting, and any adjournments or postponements thereof, and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

        All stockholders are cordially invited to attend the Special Meeting in person. Whether or not you plan to attend the Special Meeting in person, your vote is important. To assure your representation at the Special Meeting, please sign and date the enclosed Proxy Card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one Proxy Card because your shares are registered in different names and addresses, each Proxy Card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy in the manner described in the Proxy Statement at any time prior to it being voted at the Special Meeting. If you attend the Special Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Special Meeting will be counted.

                      By Order of the Board of Directors

                      Timothy E. Bixby
                       President, Chief Financial Officer, Secretary and Director

New York, New York
December 17, 2002

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

LIVEPERSON, INC.
462 Seventh Avenue, 21st Floor
New York, New York 10018

PROXY STATEMENT

General

        This Proxy Statement is furnished to the stockholders of record of LivePerson, Inc., a Delaware corporation ("LivePerson" or the "Company"), as of December 16, 2002, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Special Meeting of Stockholders to be held on Thursday, January 23, 2003, and at any adjournments or postponements thereof. The Special Meeting will be held at 3:00 p.m. (Eastern Standard time) at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019 (Tel: 212-581-1600). This Proxy Statement and the accompanying Proxy Card and Notice of Special Meeting of Stockholders are first being mailed on or about December 19, 2002 to all stockholders entitled to vote at the Special Meeting and any adjournments or postponements thereof.

Voting

        The specific matters to be considered and acted upon at the Special Meeting are:

          (i)    to consider and vote upon separate proposals to amend LivePerson's Fourth Amended and Restated Certificate of Incorporation to effect, alternatively, one of three different reverse splits of the outstanding shares of the Company's common stock, par value $0.001 per share ("Common Stock") at a ratio of one-for-three, one-for-five and one-for-seven, to be determined from among any of the proposals approved by the stockholders, or not to effect a reverse split at all, at the discretion of the Board (each such proposal, a "Reverse Split Proposal" and collectively, the "Reverse Split Proposals"); and

          (ii)  to act upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. Pursuant to the provisions of the Company's Second Amended and Restated By-laws, as amended, business transacted at the Special Meeting and any adjournments or postponements thereof shall be limited to the purposes stated in the Notice of the Special Meeting.

        The Reverse Split Proposals are described in more detail in this Proxy Statement.

        On December 16, 2002, the record date for determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof, 34,039,631 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock, par value $0.001 per share, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on December 16, 2002.

        The stock transfer books of the Company will remain open between the record date and the date of the Special Meeting, and any adjournments or postponements thereof. A list of stockholders entitled to vote at the Special Meeting, and any adjournments or postponements thereof, will be available for inspection at the Special Meeting, and any adjournments or postponements thereof, and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

        The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum in connection with the transaction of business at the Special Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

        To be approved, each of the Reverse Split Proposals requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Both abstentions and broker non-votes will be counted towards the tabulation of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes.

        Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter's rights with respect to any matter to be considered and voted on at the Special Meeting, and the Company will not independently provide stockholders with any such right.

Proxies

        If the enclosed Proxy Card is properly signed and returned, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If a signed and returned Proxy Card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the approval of Proposals 1(a), 1(b), and 1(c) described in this Proxy Statement, and as the proxy holders deem advisable for all other matters as may properly come before the Special Meeting. You may revoke or change your proxy at any time before the Special Meeting by filing with the Secretary of the Company, at the Company's principal executive offices at 462 Seventh Avenue, 21st Floor, New York, New York 10018, a notice of revocation or another signed Proxy Card with a later date. You may also revoke your proxy by attending the Special Meeting and voting in person.

Solicitation

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the enclosed Proxy Card and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

        In order to be considered for inclusion in the Company's Proxy Statement and Proxy Card relating to the 2003 Annual Meeting of Stockholders, any proposal by a stockholder submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company at its principal executive offices in New York, New York, on or before December 20, 2002. In addition, under the Company's bylaws, any proposal for consideration at the 2003 Annual Meeting of Stockholders submitted by a stockholder not pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on January 23, 2003 and the close of business on February 22, 2003, and is otherwise in compliance with the requirements set forth in the Company's bylaws. The proxy solicited by the Board of Directors for the 2003 Annual Meeting of Stockholders will confer discretionary authority to vote as the proxy holders deem advisable on such stockholder proposals which are considered untimely.

MATTERS TO BE CONSIDERED AT SPECIAL MEETING

PROPOSALS ONE(A), ONE(B) AND ONE(C)—AMENDMENTS TO THE COMPANY'S FOURTH
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN ORDER TO EFFECT A
REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK

General

        The Company's Board of Directors has approved and adopted resolutions proposing, declaring advisable and in the Company's best interests, and recommending to the stockholders of the Company for approval, three separate, alternative amendments to the Company's Fourth Amended and Restated Certificate of Incorporation (the "Charter"). The purpose of the amendments is to effect, alternatively, a reverse split of the Company's issued and outstanding Common Stock, at an exchange ratio of either one-for-three, one-for-five or one-for-seven (each, a "Reverse Split" and collectively, the "Reverse Splits"). If any Reverse Split Proposal or all of the Reverse Split Proposals are approved, the Board would have the authority (without further stockholder approval) to elect, as it determines to be in the best interests of the Company and its stockholders, whether or not to implement any stockholder-approved Reverse Split, and if so at which of the stockholder-approved exchange ratios, at any time on or prior to May 30, 2003. If the Board elects to implement any Reverse Split at one of the stockholder-approved exchange ratios, the Board would abandon any other stockholder-approved Reverse Splits, without need for any further stockholder action. Alternatively, and notwithstanding stockholder approval of any or all of the Reverse Split Proposals, the Board may abandon all of the stockholder-approved Reverse Splits without further action by the stockholders. The Board believes that approval of up to three separate, alternative Reverse Split Proposals, which, if more than one is approved by the stockholders would allow the Board the discretion to choose which Reverse Split to implement, rather than approval of a reverse split at a single specified exchange ratio, provides the Board with the maximum flexibility to react to future market conditions, to avoid delisting of the Common Stock and to, therefore, act in the best interests of the Company and its stockholders. Stockholders may vote in favor of, against or abstain with respect to any Reverse Split Proposal, and a vote in favor of, against or an abstention with respect to any Reverse Split Proposal will not affect a vote by the same stockholder with respect to any other Reverse Split Proposal. The text of each proposed amendment to the Charter to effect the Reverse Split is attached hereto as Appendices A-1 through A-3 (each, an "Amendment"). There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock.

        If any Reverse Split Proposal or all of the Reverse Split Proposals are approved by the stockholders, the timing of any implementation of any Reverse Split (on or prior to May 30, 2003) will be determined in the judgment of the Board of Directors, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of the Nasdaq Stock Market and other intended benefits of a Reverse Split to stockholders and the Company. See the information below under the caption "Purposes of the Reverse Split." The Board of Directors also reserves the right, notwithstanding stockholder approval of any or all of the Reverse Split Proposals, and without further action by stockholders, to not proceed with any stockholder-approved Reverse Split, if, at any time prior to filing an Amendment with the Secretary of State of the State of Delaware (the "Effective Time"), the Board of Directors, in its sole discretion, determines that none of the stockholder-approved Reverse Splits are in the best interests of the Company and its stockholders. The Board of Directors may consider a variety of factors in determining whether or not to implement any stockholder-approved Reverse Split, including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments and the Company's actual and projected business and financial performance.

        If any Reverse Split Proposal or all of the Reverse Split Proposals are approved, and the Board elects to implement an approved Reverse Split, each of the Company's presently outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock in an exchange ratio of one New Share for every three, five, or seven (as the case may be) Old Shares (the appropriate number being the "Exchange Number"). If the Board elects to implement a stockholder-approved Reverse Split, such split will be effected simultaneously for all holders of the Common Stock and the exchange ratio will be the same for all of the Common Stock. Except for changes due to the Company's purchase of fractional shares, an implemented Reverse Split will affect all of the Company's stockholders uniformly and will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting or other rights of stockholders be altered. The Common Stock issued pursuant to an implemented Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Purposes of the Reverse Split

        The principal purpose of each Reverse Split Proposal is to increase the market price of the Common Stock above the minimum bid requirement of $1.00 per share required by The Nasdaq Stock Market, Inc. ("Nasdaq," comprised of the Nasdaq National Market ("NNM") and the Nasdaq SmallCap Market ("NSCM")). The Common Stock is presently a quoted security on the NSCM, and was a quoted security on the NNM from April 7, 2000 (the date of the initial public offering of the Common Stock) until May 28, 2002. (See "Current Delisting Matters" below.) In order for the Common Stock to continue to be quoted on the NSCM, the Company is required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things, the Company is required to maintain a minimum bid price of at least $1.00 per share and a market value for its publicly-held shares of at least $1 million.

        Under Nasdaq's listing maintenance standards for the NSCM, if the closing bid price of the Common Stock is under $1.00 per share or if the market value for the publicly-held shares remains below $1 million, in each case, for 30 consecutive business days and does not thereafter regain compliance for a minimum of ten consecutive business days during the 180 (or in some circumstances, 360) calendar days following notification by Nasdaq, Nasdaq may delist the Common Stock from trading on the NSCM.

        The Company's Common Stock had previously been subject to delisting from the NNM for failure to satisfy that market's minimum bid price ($1.00 per share) and market value of publicly-held shares ($5 million) requirements, and is presently at risk of being delisted from the NSCM for failure to satisfy the NSCM's minimum bid price requirement of $1.00 per share.

        Previous Delisting Matters.    On July 31, 2001, the Company received a Nasdaq Staff Determination that the Company failed to comply with Nasdaq's minimum bid price requirement for continued listing on the NNM set forth in Nasdaq Marketplace Rule 4450(a)(5), and that the Common Stock was, therefore, subject to delisting from the NNM. In addition, the Company received a letter from Nasdaq, dated September 4, 2001, notifying the Company of its failure to maintain a minimum market value of public float of $5 million over the preceding 30 consecutive trading days as required by the NNM under Nasdaq Marketplace Rule 4450(a)(2).

        In October 2001, the Board of Directors determined that it would not effect the one-for-fifteen reverse split of Common Stock approved by the Company's stockholders at the Special Meeting of Stockholders held on September 11, 2001, due to the fact that on September 27, 2001, Nasdaq informed the Company that on such date they had implemented a moratorium on the minimum bid price and market value of public float requirements for continued listing on Nasdaq, which requirements were suspended until January 2, 2002. Based on the foregoing, the hearing LivePerson had requested before a Nasdaq Listing Qualifications Panel to appeal the July 2001 Nasdaq Staff Determination that the Company's Common Stock failed to comply with the minimum bid price requirement was rendered moot.

        Current Delisting Matters.    The Common Stock commenced trading on the NSCM on May 28, 2002, following approval by Nasdaq of the Company's May 14, 2002 application to transfer the listing of the Common Stock from the NNM to the NSCM. The Company determined to apply voluntarily for transfer to the NSCM so as to avoid anticipated NNM delisting proceedings and to take advantage of the NSCM rule which provides an extended grace period for compliance with the $1.00 per share minimum bid requirement. The Company had received a letter from Nasdaq on February 14, 2002, notifying the Company that during the preceding 30 consecutive trading days, the bid price of shares of the Common Stock had closed below the minimum bid price of $1.00 per share as required for continued listing on the NNM under Nasdaq Marketplace Rule 4450(a)(5). The letter stated that the Company had until May 15, 2002 to demonstrate compliance with such rule and that, if the Company was not in compliance by that date, Nasdaq would notify the Company that the Common Stock would be delisted from the NNM. The letter also stated that the Company could apply to transfer the listing of the Common Stock to the NSCM.

        The Company's application to transfer the listing of the Common Stock to the NSCM stayed NNM delisting proceedings related to non-compliance with the NNM's $1.00 per share minimum bid price requirement. The Company has until February 10, 2003 to satisfy the NSCM's $1.00 per share minimum bid price requirement, taking into account the NSCM's initial 180 calendar day grace period to demonstrate compliance with the requirement (which period was deemed to begin upon receipt of Nasdaq's February 14, 2002 letter), as well as the NSCM's additional 180-day grace period which Nasdaq automatically provided the Company on August 14, 2002 for meeting certain objective listing criteria. The Company currently meets all of the initial and continued inclusion criteria for the NSCM except for the minimum bid price requirement.

        At the Annual Meeting of Stockholders held on May 23, 2002, the stockholders approved separate proposals to amend the Company's Fourth Amended and Restated Certificate of Incorporation to effect, alternatively, one of three different reverse splits of the Common Stock, at a ratio of one-for-three, one-for-five and one-for-seven. Pursuant to the authority granted by the proposals, the Company's Board of Directors determined in September 2002 not to effect any of the reverse split proposals at that time.

        If a delisting from the NNM or NSCM were to occur, the Common Stock would likely trade in the over-the-counter market in the so-called "pink sheets" maintained by Pink Sheets LLC, or on the OTC Bulletin Board owned by Nasdaq, which was established for securities that do not meet the listing requirements of the NNM or NSCM. The "pink sheets" and the OTC Bulletin Board are generally considered less efficient than the NNM and NSCM. Consequently, selling the Common Stock would be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and securities analysts' and news media coverage of the Company may be reduced. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of the Common Stock.

        Such delisting from the NNM or NSCM, or further declines in the market price of the Common Stock, could also greatly impair the Company's ability to raise additional necessary capital through equity or debt financing, and significantly increase the ownership dilution to stockholders caused if the Company was to issue equity in financing or other transactions. The price at which the Company issues shares in such transactions is generally based on the market price of the Common Stock and a decline in the market price of the Common Stock could result in the need for the Company to issue a greater number of shares to raise a given amount of funding or acquire a given dollar value of goods or services.

        In addition, if the Common Stock is not listed on the NNM or NSCM, the Company may become subject to Rule 15g-9 under the Securities and Exchange Act of 1934, as amended. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell the Common Stock and affect the ability of holders to sell their shares of Common Stock in the secondary market. Moreover, investors may be less interested in purchasing low-priced securities because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities, and some investment funds will not invest in low-priced securities (other than those which focus on small-capitalization companies or low-priced securities).

        The Board of Directors believes that effecting any Reverse Split is likely to result in the bid price of the Common Stock increasing over the $1.00 per share minimum bid price required by Nasdaq, thereby permitting the Company to be in compliance with the NSCM minimum bid requirement of $1.00 per share. However, there can be no assurance that after effectuating any stockholder-approved Reverse Split, the Company will meet the minimum bid price or other requirements of Nasdaq for continued inclusion of the Common Stock for quotation on the NSCM, including the requirement that the Company maintain a market value for its publicly-held shares of at least $1 million. As discussed above, in October 2001, the Board of Directors determined that it would not effect the one-for-fifteen reverse split of Common Stock approved by the Company's stockholders at the Special Meeting of Stockholders held on September 11, 2001, and in September 2002, the Board of Directors determined that it would not effect any of the reverse splits of the Common Stock, at a ratio of one-for-three, one-for-five or one-for-seven, approved by the Company's stockholders at the Annual Meeting of Stockholders held on May 23, 2002. Stockholder approval of any reverse split in the past has no effect on any of the Reverse Split Proposals brought before the stockholders at this Special Meeting.

Certain Effects and Risks of the Reverse Split

        The following table illustrates the principal effects of a Reverse Split on the Common Stock:

		Number of Shares Subsequent to the Reverse Split at Each of the Proposed Ratios (1)
Category of Shares	Number of Shares Prior to the Reverse Split	One-for-Three Ratio	One-for-Five Ratio	One-for-Seven Ratio
Authorized	100,000,000	100,000,000	100,000,000	100,000,000
Outstanding (2)	34,039,631	11,346,543	6,807,926	4,862,804
Available for Future Issuance (3)	65,960,369	88,653,457	93,192,074	95,137,196

(1)
Although stockholders may approve any or all of the Reverse Split Proposals, only one Reverse Split would be implemented by the Board (if at all).

(2)
Assumes the Effective Time occurred on the date of this proxy statement, and subject to adjustment resulting from cash payments by the Company in lieu of fractional shares.

(3)
Includes shares of Common Stock issuable (i) upon the exercise of outstanding options under the Company's 2000 Stock Incentive Plan, (ii) upon the exercise of outstanding warrants to purchase Common Stock and (iii) upon purchase under the Company's Employee Stock Purchase Plan. After the Effective Time, each option or warrant will entitle the holder to acquire a number of shares of Common Stock equal to the number of shares of Common Stock which the holder was entitled to acquire immediately prior to the Effective Time divided by the Exchange Number, at an exercise price equal to the price in effect immediately prior to the Effective Time multiplied by the Exchange Number. The number of shares reserved for issuance under the Company's 2000 Stock

  Incentive Plan and Employee Stock Purchase Plan, approximately 12,040,000 shares and 750,000 shares prior to the Reverse Split, respectively, will automatically be reduced by a factor equal to the Exchange Number after the Effective Time.

        Stockholders should recognize that if a Reverse Split is effected, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the Effective Time divided by the Exchange Number, subject to adjustment for fractional shares, as described below).

        While the Company expects that the reduction in the outstanding shares of Common Stock as a result of a Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that a Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number, or result in any permanent increase in the market price (which is dependent upon many factors, including, but not limited to, the Company's business and financial performance and prospects). Should the market price of the Common Stock decline after a Reverse Split, the percentage decline may be greater than would otherwise occur had the Reverse Split not been effected.

        There can be no assurance that after effecting a Reverse Split, the Company will meet the minimum bid price or other requirements of Nasdaq for continued inclusion of the Common Stock for quotation on the NSCM, including the requirement that the Company maintain a market value for its publicly-held shares of at least $1 million. Furthermore, there can be no assurance that any appeal of a decision to delist the Common Stock would be successful or that a Reverse Split would prevent the Common Stock from being forced to trade on the OTC Bulletin Board or in the "pink sheets." Therefore, there can be no assurance that after a Reverse Split, trading in the Common Stock will be efficient or that the Company will not be subject to Rule 15g-9.

        Further, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after a Reverse Split, and there could be larger spreads in the bid and ask prices for shares of the Common Stock. In addition, a Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales.

        After the Effective Time, the number of authorized but unissued shares of Common Stock would increase from 65,960,369 to either 88,653,457, 93,192,074 or 95,137,196 (subject to the assumptions described in the table above). These shares may be issued by the Board of Directors in its discretion. If the Company issues additional shares subsequent to the Effective Time, the dilution to the ownership interest of the Company's existing stockholders may be greater than would otherwise occur had a Reverse Split not been effected.

        As described below, stockholders who would otherwise hold fractional shares after a Reverse Split will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of holders of New Shares as compared to the number of holders of Old Shares to the extent that there are stockholders presently holding fewer than a number shares equal to the Exchange Number, and each such person will cease to be a Company stockholder after the Effective Time. This, however, is not the purpose for which the Company seeks to effect a Reverse Split, and the Company does not expect a Reverse Split will result in any material reduction in the number of stockholders.

        Although the increased proportion of authorized but unissued shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), no Reverse Split is being proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than the Reverse Split Proposals, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company's Fourth Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

        None of the Reverse Splits will affect the par value of the Common Stock. As a result, after the Effective Time, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to a fraction of its present amount (depending on the Exchange Number), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Although total net income or loss of the Company will not be effected, the per share net income or loss and net book value of the Common Stock will be increased after the Effective Time because there will be fewer shares of Common Stock outstanding.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

        If any or all of the Amendments are approved by the Company's stockholders, and if the Board of Directors still believes that a Reverse Split is in the best interests of the Company and its stockholders, the Board will elect which of the Reverse Split Proposals to implement and the Company will file the appropriate Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined to be the appropriate effective time for such Reverse Split. The Board would abandon the other approved Amendments, if any, at such time. The Board may delay effecting a Reverse Split until May 30, 2003 without resoliciting stockholder approval for any or all of the approved Reverse Split Proposals. A Reverse Split will become effective at the Effective Time on the date of filing the appropriate Amendment. After the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

        Promptly after the Effective Time, stockholders will be notified that the Reverse Split has been effected. The Company's transfer agent, American Stock Transfer & Trust Company, will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

Fractional Shares

        No scrip or fractional shares, or certificates for fractional shares, will be issued in connection with any Reverse Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number, will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment (without interest) in lieu thereof. The cash payment will be equal to the fraction to which the stockholder would otherwise be entitled, multiplied by the average closing sale prices of Old Shares (as adjusted to reflect the Reverse Split) for the 20 trading days immediately before the Effective Time, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of Old Shares for such days, in each case as officially reported on the NSCM, or such other price as determined by the Board of Directors. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights other than the right to receive payment therefor as described herein.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

No Dissenter's Rights

        Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter's rights with respect to the proposed Amendments, and the Company will not independently provide stockholders with any such right.

Material Federal Income Tax Consequences of the Reverse Split

        The following discussion summarizes certain material United States federal income tax consequences relating to a Reverse Split. This discussion is based upon current provisions of the Internal Revenue Code, current and proposed Treasury Department regulations, and judicial and administrative decisions and rulings as of the date of this proxy statement, all of which are subject to change (which changes could have retroactive effect). This discussion addresses only those stockholders of the Company who hold their Old Shares and will hold their New Shares as capital assets and does not address all of the United States federal income tax consequences that may be relevant to particular stockholders of the Company in light of their individual circumstances or to stockholders of the Company who are subject to special rules, such as persons subject to the alternative minimum tax; persons who hold their stock through partnerships or other pass-through entities; financial institutions; tax-exempt organizations; retirement plans; insurance companies; dealers in securities or foreign currencies; persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts; or persons who hold their stock as part of a straddle, a hedge against currency risk, or as part of a constructive sale or conversion transaction.

        The Company believes that a Reverse Split will qualify as a tax-free recapitalization for federal income tax purposes. However, the Company has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a Reverse Split. The Company cannot assure you that a contrary position will not be asserted successfully by the Internal Revenue Service.

        Based upon the conclusion that a Reverse Split will qualify as a tax-free recapitalization, the material federal income tax consequences of a Reverse Split would be as follows:

  •
  No gain or loss would be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to any Reverse Split (except to the extent of any cash received in lieu of a fraction of a New Share). Cash payments in lieu of a fractional New Share would be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment would recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share.
  •
  The aggregate tax basis of the New Shares received in any Reverse Split (including any fraction of a New Share deemed to have been received) would be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares would include the period during which the stockholder held the Old Shares surrendered in a Reverse Split.

  •
  The Company would not recognize any gain or loss as a result of a Reverse Split.

        The U.S. federal income tax consequences set forth above are for general information only and are not intended to constitute a complete description of all tax consequences relating to a Reverse Split. EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT SUCH STOCKHOLDER'S TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH STOCKHOLDER OF A REVERSE SPLIT, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote will be required to approve each of these proposals. Stockholders may elect to vote in favor of each of the Amendments, some of the Amendments or none of the Amendments.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE REVERSE SPLIT PROPOSALS.

OWNERSHIP OF SECURITIES

        The following table sets forth information with respect to the beneficial ownership of LivePerson's outstanding Common Stock as of December 16, 2002, by:

  •
  each person or group of affiliated persons whom LivePerson knows to beneficially own more than five percent of the Company's Common Stock;

  •
  each of the Company's directors;

  •
  each of the Company's executive officers; and

  •
  each of the Company's directors and executive officers as a group.

        The following table gives effect to the shares of Common Stock issuable within 60 days of December 16, 2002 upon the exercise of all options and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 34,039,631 shares of Common Stock outstanding at December 16, 2002. Unless otherwise indicated, the persons named in the table directly own the shares and have sole voting and sole investment control with respect to all shares beneficially owned.

Name and Address	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding
5% Stockholders
Special Situations Funds(1)	7,900,354	23.2%
Hummingbird Funds(2)	1,836,531	5.4%
Directors and Executive Officers
Robert P. LoCascio(3)	6,681,963	19.6%
Timothy E. Bixby(4)	640,125	1.8%
Richard L. Fields(5)	454,971	1.3%
Emmanuel Gill(6)	2,060,236	6.0%
Kevin C. Lavan(7)	41,065	*
Steven Berns(8)	15,000	*
Directors and Executive Officers as a group (6 persons)(9)	9,893,360	28.4%

*
Less than 1%.

(1)
Based solely on the Company's review of: (i) the Schedule 13D filed with the SEC on August 23, 2002 by Special Situations Technology Fund, L.P. ("Tech"), its general partner, SST Advisers L.L.C. ("SSTA"), and Austin W. Marxe and David M. Greenhouse, the executive officer members of SSTA (together, with Tech and SSTA, the "SST Fund"); (ii) the Forms 4 filed with the SEC on September 20, 2002 by the members of the SST Fund; and (iii) the Forms 4 filed with the SEC on September 20, 2002, September 23, 2002, September 24, 2002, September 30, 2002, October 3, 2002, November 5, 2002 and November 6, 2002 by Special Situations Cayman Fund, L.P. ("Cayman"), its general partner, AWM Investment Company, Inc. ("AWM"), and Austin W. Marxe and David M. Greenhouse, the principal owners of AWM (together with Cayman and AWM, the "SSC Fund"). The address for the members of each of the SST Fund and the SSC Fund is 153 East 53rd Street, 55th Floor, New York, New York 10022. Consists of 7,862,354 shares held by Tech, over which the members of the SST Fund share voting and investment power, and 38,000 shares held by Cayman, over which the members of the SSC Fund share voting and investment power.

(2)
Based solely on the Company's review of the Schedule 13D filed with the SEC on November 12, 2002 by Hummingbird Management, LLC ("Hummingbird"), Paul D. Sonkin and Arthur T. Williams, III. Hummingbird acts as investment manager to The Hummingbird Value Fund, L.P. ("HVF") and The Hummingbird Microcap Value Fund, L.P. ("Microcap Fund"). Sonkin is the managing member of Hummingbird and of HVF Capital, the general partner of HVF and Microcap Fund. Williams is a private investor who provides consulting services to Hummingbird. The address for Hummingbird, HVF, Microcap Fund, HVF Capital and Sonkin is 153 East 53rd Street, 55th Floor, New York, New York 10022. The address for Williams is 2518 Reynolds Drive, Winston-Salem, NC 27104. Consists of: (i) an aggregate of 1,815,231 shares owned of record by HVF and Microcap Fund, over which Hummingbird and Sonkin share investment power; (ii) 12,400 shares owned of record by Sonkin, over which he has sole investment power; and (iii) 8,900 shares owned of record by Williams, over which he has sole investment power. Hummingbird, Sonkin and Williams share voting power over all 1,836,531 shares.

(3)
The address for Mr. LoCascio is c/o LivePerson, Inc., 462 Seventh Avenue, 21st Floor, New York, New York 10018.

(4)
Includes 638,125 shares of Common Stock issuable upon exercise of options exercisable within 60 days of December 16, 2002.

(5)
Includes 321,460 shares of Common Stock and 46,887 shares of Common Stock issuable upon exercise of warrants held of record by Allen & Company Incorporated ("Allen & Company") and beneficially owned by Mr. Fields, over which he exercises sole voting and investment power. Mr. Fields is a Managing Director of Allen & Company. Mr. Fields does not exercise voting or investment power over, and disclaims beneficial ownership of, 1,119,177 shares and 148,426 shares issuable upon exercise of warrants which are held of record by Allen & Company and beneficially owned by Allen & Company or other of its officers and related persons. Also includes 25,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of December 16, 2002.

(6)
Includes 1,250,763 shares of Common Stock held by Gilbridge Holdings Ltd., an entity over which Mr. Gill indirectly exercises control. The address for Mr. Gill is c/o Gilbridge Holdings Ltd., 152 West 57th Street, 54th Floor, New York, New York 10019. Also includes 20,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of December 16, 2002.

(7)
Consists of 41,065 shares of Common Stock issuable upon exercise of options exercisable within 60 days of December 16, 2002.

(8)
Consists of 15,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of December 16, 2002.

(9)
Includes 786,077 shares of Common Stock issuable upon exercise of options or warrants exercisable within 60 days of December 16, 2002.

OTHER MATTERS

        The Company knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed Proxy Card to vote the shares they represent as such persons deem advisable. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy Card.

        No person who has been a director or executive officer of LivePerson at any time since January 1, 2001, or any such person's associates, has a direct or indirect substantial interest in the proposals to be acted upon at the Special Meeting, other than any interest arising from the ownership of LivePerson's securities, in which case no such person receives an extra or special benefit not shared on a pro rata basis by all other holders of the same class.

        The following sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on April 1, 2002, are incorporated by reference into this Proxy Statement: Financial Statements, Management's Discussion and Analysis of Financial Condition and Results of Operations, Changes in and Disagreements With Accountants on Accounting and Financial Disclosure, and Quantitative and Qualitative Disclosures about Market Risk. Stockholders entitled to notice of the Special Meeting may obtain a copy of this report, without charge, by writing to Timothy E. Bixby, President, Chief Financial Officer and Secretary, at the Company's principal executive offices located at 462 Seventh Avenue, 21st Floor, New York, New York 10018.

                      By Order of the Board of Directors

                      Timothy E. Bixby
                       President, Chief Financial Officer, Secretary and Director

Dated: December 17, 2002

APPENDIX A-1

PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

(ONE-FOR-THREE EXCHANGE RATIO)

        The Fourth Amended and Restated Certificate of Incorporation of the Company is to be amended by adding the following paragraph immediately after the present first paragraph of ARTICLE IV.A. thereof:

        "Effective on                        , 200  , upon the filing of the Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation of the Corporation on such date (the "Effective Date"), each THREE (3) shares of Common Stock of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be combined into ONE (1) share of fully paid and nonassessable Common Stock of the Corporation. There shall be no fractional shares of Common Stock issued. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sale prices of the Common Stock (as adjusted to reflect the reverse split of shares hereby) for the 20 trading days immediately prior to the Effective Date, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of the Common Stock for such days, in each case as officially reported on the Nasdaq SmallCap Market, or such other price as determined by the Board of Directors of the Corporation."

APPENDIX A-2

PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

(ONE-FOR-FIVE EXCHANGE RATIO)

        The Fourth Amended and Restated Certificate of Incorporation of the Company is to be amended by adding the following paragraph immediately after the present first paragraph of ARTICLE IV.A. thereof:

        "Effective on                 , 200  , upon the filing of the Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation of the Corporation on such date (the "Effective Date"), each FIVE (5) shares of Common Stock of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be combined into ONE (1) share of fully paid and nonassessable Common Stock of the Corporation. There shall be no fractional shares of Common Stock issued. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sale prices of the Common Stock (as adjusted to reflect the reverse split of shares hereby) for the 20 trading days immediately prior to the Effective Date, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of the Common Stock for such days, in each case as officially reported on the Nasdaq SmallCap Market, or such other price as determined by the Board of Directors of the Corporation."

APPENDIX A-3

PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

(ONE-FOR-SEVEN EXCHANGE RATIO)

        The Fourth Amended and Restated Certificate of Incorporation of the Company is to be amended by adding the following paragraph immediately after the present first paragraph of ARTICLE IV.A. thereof:

        "Effective on                 , 200  , upon the filing of the Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation of the Corporation on such date (the "Effective Date"), each SEVEN (7) shares of Common Stock of the Corporation then issued and outstanding or held in the treasury of the Corporation automatically shall be combined into ONE (1) share of fully paid and nonassessable Common Stock of the Corporation. There shall be no fractional shares of Common Stock issued. Each holder of shares of Common Stock who would otherwise be entitled to receive a fractional share shall be entitled to receive a cash payment in lieu thereof equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sale prices of the Common Stock (as adjusted to reflect the reverse split of shares hereby) for the 20 trading days immediately prior to the Effective Date, as reported in The Wall Street Journal. If such price or prices are not available, the fractional share payment will be based on the average of the last bid and ask prices of the Common Stock for such days, in each case as officially reported on the Nasdaq SmallCap Market, or such other price as determined by the Board of Directors of the Corporation."

LIVEPERSON, INC.

PROXY

SPECIAL MEETING OF STOCKHOLDERS, JANUARY 23, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

LIVEPERSON, INC.

        The undersigned stockholder of LivePerson, Inc. (the "Company") revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held January 23, 2003 and the Proxy Statement, and appoints Robert P. LoCascio, Chief Executive Officer, and Timothy E. Bixby, Chief Financial Officer and President, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019 (Tel: 212-581-1600), on Thursday, January 23, 2003 at 3:00 p.m. Eastern Standard time (the "Special Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

(Continued, and to be dated and signed on other side)

Please Detach and Mail in the Envelope Provided

A	☒	PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
EACH OF THE PROPOSALS LISTED BELOW.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	TO APPROVE AN AMENDMENT TO THE COMPANY'S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT:				a.	A ONE-FOR-THREE REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.	☐	☐	☐
					b.	A ONE-FOR-FIVE REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.	☐	☐	☐
					c.	A ONE-FOR-SEVEN REVERSE SPLIT OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK.	☐	☐	☐

THE COMPANY'S BOARD OF DIRECTORS WOULD RETAIN THE DISCRETION TO SELECT, FROM AMONG THOSE OF THE FOREGOING PROPOSALS APPROVED BY THE STOCKHOLDERS, THE RATIO AT WHICH TO IMPLEMENT A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK, OR NOT TO EFFECT A REVERSE SPLIT AT ALL, AT ANY TIME ON OR PRIOR TO MAY 30, 2003.
					2.	In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the Special Meeting and upon other matters as may properly come before the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL OF THE LISTED PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL OF THE LISTED PROPOSALS.
Signature (title, if any)	Signature, if held jointly	Date:
Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
(Print name(s) on certificate)

(JOINT OWNERS SHOULD EACH SIGN. PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THE ENVELOPE IN WHICH THIS CARD WAS MAILED. WHEN SIGNING AS ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN OR CORPORATE OFFICER, PLEASE SIGN UNDER FULL TITLE, CORPORATE OR ENTITY NAME).

QuickLinks

MATTERS TO BE CONSIDERED AT SPECIAL MEETING PROPOSALS ONE(A), ONE(B) AND ONE(C)—AMENDMENTS TO THE COMPANY'S FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN ORDER TO EFFECT A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK
OWNERSHIP OF SECURITIES
OTHER MATTERS
APPENDIX A-1 PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (ONE-FOR-THREE EXCHANGE RATIO)
APPENDIX A-2 PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (ONE-FOR-FIVE EXCHANGE RATIO)
APPENDIX A-3 PROPOSED TEXT OF AMENDMENT TO FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (ONE-FOR-SEVEN EXCHANGE RATIO)
PROXY